Exhibit 10.21

EXECUTION VERSION

STOCK OPTION AGREEMENT

TOOLROCK HOLDING, INC.

This STOCK OPTION AGREEMENT (this “Agreement”) dated as of January 17, 2011, is made by and among Toolrock Holding, Inc., a Delaware corporation (the “Company”), B. Christopher DiSantis, an employee of the Company’s Affiliate (the “Employee”), and Toolrock Investment, LLC, a Delaware limited liability company and stockholder of the Company (the “Parent”).

WHEREAS, the Company desires to grant to the Employee an Option (as defined below) to purchase Nine Hundred Thousand (900,000) shares of its Non-Voting Common Stock, $0.01 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2006 Employee, Director and Consultant Stock Plan, as amended from time to time (the “Plan”);

WHEREAS, the Company and the Employee understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Employee each intend that the Option granted herein qualify as an ISO to the extent of the maximum number of Shares granted under this Option legally qualify as ISO’s, and that to the extent the Shares granted under this Option exceed the maximum number of Shares that legally qualify as ISO’s, the Option granted herein shall be deemed to be an Option for Non-Qualified Options.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. GRANT OF OPTION.

(a) As of the Effective Date (as such term is defined in the Confidential Employment Agreement dated as of January 17, 2011, by and between Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”) and Employee, as the same may be amended from time to time (the “Employment Agreement”), but subject to Section 1(b), the Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of Nine Hundred Thousand (900,000) Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan.

(b) The Company and the Parent hereby agree to use their respective commercially reasonable efforts to obtain the requisite board and stockholder approval to increase the number of authorized shares of Non-Voting Common Stock in the Company’s organization documents and the Plan and to file the requisite amendments with the Secretary of the State of Delaware to effectuate the increase of the number of authorized shares of Non-Voting Common Stock to such amount that at least allows the issuance of the Shares covered by the Option as soon as reasonably practicable.

2. PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $2.82 per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 8 of the Plan.

3. EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

On January 17, 2012	up to 25% of the Shares covered by the Option

On January 17, 2013	up to an additional 25% of the Shares covered by the Option

On January 17, 2014	up to an additional 25% of the Shares covered by the Option

On January 17, 2015	the remainder of the Shares covered by the Option

provided, however, that upon the consummation of a Change of Control on or prior to January 17, 2012, the Option granted hereby shall become exercisable with respect to up to 50% of the Shares covered by the Option, and the Option for the remaining 50% of the Shares covered by the Option shall become exercisable as follows:

On January 17, 2012	up to 25% of the remaining 50% of the Shares covered by the Option

On January 17, 2013	up to 25% of the remaining 50% of the Shares covered by the Option

On January 17, 2014	up to 25% of the remaining 50% of the Shares covered by the Option

On January 17, 2015	the remainder of the Shares covered by the Option

provided, further, that upon the consummation of a Change of Control on or after January 17, 2012, the Option granted hereby shall become exercisable as to 100% of the Shares covered by the Option. As used herein, the term “Change of Control” means the consummation of one of the following events: (i) a merger, consolidation or sale of equity securities of the Company or Latrobe (other than an initial public offering of the equity securities of the Company or Latrobe) other than one which would result in the voting securities of the Company or Latrobe outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company, Latrobe, the other surviving entity, or a parent of either of the foregoing, as applicable, outstanding immediately after such merger, consolidation or sale of equity securities; or (ii) the sale or disposition by the Company or Latrobe of all or substantially all of their respective assets.

In the event of a Public Offering, if the closing or last price of the Company’s stock on the composite tape or other comparable reporting system equals or exceeds 90% of the offering price per share of the stock offered to be sold in such Public Offering for 20 out of the 30 trading days (a) at any time during the Lock-Up Period (as defined in Section 12.9 below), (b) at any time after the expiration of the Lock-Up Period or (c) at any time commencing during the Lock-Up Period and ending after the expiration of the Lock-Up Period, then on the first business day following the later of the expiration of (x) such 30 day trading period, or (y) the Lock-Up Period, the Option granted hereby shall become exercisable with respect to up to 50% of the Shares covered by the Option for which the Option had not become exercisable prior to the consummation of the Public Offering.

In the event of a Public Offering followed by an acceleration of the exercisability of the Option in accordance with the foregoing sentence, the Option for any Shares covered by the Option which at the time of such acceleration have not yet become exercisable in accordance this Section 3 (which Shares are referred to in the following table as the “Remaining Shares”) shall become exercisable as follows:

If such acceleration occurs on or prior to January 17, 2012,

On January 17, 2012	up to 25% of the Remaining Shares

On January 17, 2013	up to an additional 25% of the Remaining Shares

On January 17, 2014	up to an additional 25% of the Remaining Shares

On January 17, 2015	the remainder of the Remaining Shares

If such acceleration occurs after January 17, 2012 and on or prior to January 17, 2013,

On January 17, 2013	up to 33% of the Remaining Shares

On January 17, 2014	up to an additional 33% of the Remaining Shares

On January 17, 2015	the remainder of the Remaining Shares

If such acceleration occurs after January 17, 2013 and on or prior to January 17, 2014,

On January 17, 2014	up to 50% of the Remaining Shares

On January 17, 2015	the remainder of the Remaining Shares

If such acceleration occurs after January 17, 2014 and on or prior to January 17, 2015,

On January 17, 2015	the remainder of the Remaining Shares.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

For the avoidance of doubt, when the Option becomes exercisable for up to 25% of the Shares covered by the Option, the Employee has the right to exercise 25% of the Shares covered by the Option or such lesser amount as the Employee determines in accordance with Section 6.

4. TERM OF OPTION.

The Option shall terminate ten years from the date of this Agreement or, if the Employee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Employee ceases to be an employee of the Company or of an Affiliate (for any reason other than the death or Disability of the Employee or termination of the Employee’s employment for “Cause” (as defined in the Employment Agreement), the Option may be exercised, if it has not previously terminated, within three months after the date the Employee ceases to be an employee of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment.

Notwithstanding the foregoing, in the event of the Employee’s Disability or death within three months after the termination of employment, the Employee or the Employee’s Survivors may exercise the Option within one year after the date of the Employee’s termination of employment, but in no event after the date of expiration of the term of the Option.

In the event the Employee’s employment is terminated by the Employee’s employer for “Cause,” the Employee’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Employee is notified his or her employment is terminated for “Cause,” and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Employee’s termination as an employee, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Employee’s termination, the Employee engaged in conduct which would constitute “Cause,” then the Employee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Employee, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Employee’s termination of employment or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Employee not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Employee while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Employee’s Survivors within one year after the date of death of the Employee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Employee not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Employee’s date of death.

5. METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 8 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6. PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7. NON-ASSIGNABILITY.

The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution. The Option shall be exercisable, during the Employee’s lifetime, only by the Employee (or, in the event of legal incapacity or incompetency, by the Employee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9. ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10. TAXES.

The Employee acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the Employee’s responsibility.

In the event of a Disqualifying Disposition (as defined in Section 15 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Employee on exercise of the Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount under-withheld.

11. PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been purchased for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12. COMPANY’S REPURCHASE RIGHT; RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Shares acquired by the Employee pursuant to the exercise of the Option granted hereby may not be transferred by the Employee except as permitted herein.

12.2 In the event that the Employee’s employment with the Company or its Affiliates is terminated for any reason, the Company (or its designee) shall have the option, but not the obligation, to purchase from the Employee (or the Employee’s Survivor), and, in the event the Company exercises such option, the Employee (or the Employee’s Survivor) shall be obligated to sell to the Company (or its designee), all or any part of the Shares (the “Repurchase Right”).

In the event the Company does not, upon the termination of employment of the Employee (as described above), exercise its option pursuant to this Section 12.2, the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Employee for himself, his heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 12.2:

(i)	The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the fair market value of each such Share as of the date of termination of employment as determined by an independent investment bank or accounting firm of national standing having particular expertise in the valuation of businesses comparable to the Company mutually selected by the Company and the Employee, which determination shall be binding on the parties; provided, however, in the event of a termination by the Company for “Cause”, the per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the per share Purchase Price.

(ii)	The Company’s option to repurchase the Employee’s Shares in the event of termination of employment shall be valid for a period of one hundred eighty (180) days commencing with the date of such termination of employment.

(iii)	In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Employee’s Shares under this Section 12.2, the Company shall notify the Employee, or in case of death, his Survivor, in writing of its intent to repurchase the Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 12.2(ii) for exercise of the Company’s option to repurchase.

(iv)	The written notice to the Employee shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”) and the number of Shares with respect to which the Company is exercising the Repurchase Right. The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Employee or his successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Employee or his or her successor in interest in cash and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Employee or his successor in interest.

12.3 It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Employee that the following restrictions be complied with (except as hereinafter otherwise provided):

(i)	No Shares may be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of (including by gift or devise), whether voluntarily or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)	Before selling or otherwise transferring all or part of the Shares, the Employee shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Employee. Such notice shall constitute a binding offer by the Employee to sell to the Company such number of the Shares then held by the Employee as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Employee by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Employee as to whether such offer has been accepted in whole by the Company within 60 days after its receipt of written notice from the Employee. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the Closing on such purchase (“Closing Date”) which shall not be less than ten nor more than sixty days after the giving of the acceptance notice, provided, however, if any of the Shares to be sold pursuant to this Section 12.3 have been held by the Employee for less than six months, then the Closing Date may be extended by the Company until no more than ten days after such Shares have been held by the Employee for six months if required under applicable accounting rules in effect at the time. The place for such Closing shall be at the Company’s principal office. At such Closing, the Employee shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

(iii)	If the Company shall fail to accept any such offer, the Employee shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Employee’s notice, provided that (i) such sale is consummated within six months after the giving of notice by the Employee to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 12 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six months, the provisions of this Section 12.3 shall again apply with respect to any proposed voluntary transfer of the Employee’s Shares.

(iv)	The restrictions on transfer contained in this Section 12.3 shall not apply to (a) transfers by the Employee to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Employee to his or her guardian or conservator, and (c) transfers by the Employee, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(v)	The provisions of this Section 12.3 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

12.4 The certificates representing all Shares acquired by the Employee hereunder shall be delivered to the Company and the Company shall hold such Shares in escrow as provided in this Subsection 12.4. In the event of (a) a repurchase by the Company of Shares pursuant to Section 12.2, or (b) a termination of the provisions of Sections 12.1, 12.2 and 12.3 pursuant to Section 12.8, the Company shall release from escrow and/or cancel, as applicable, a certificate for the applicable number of Shares. Any securities distributed in respect of the Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Shares.

12.5 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Non-Voting Common Stock, or otherwise distribute securities of the Company to the holders of its Non-Voting Common Stock, the number of shares of stock or other securities of the Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.6 If the outstanding shares of Non-Voting Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Non-Voting Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.7 In the event that the Shares to be repurchased by the Company under this Agreement are not in the Company’s possession pursuant to Subsection 12.4 above or otherwise and the Employee or the Employee’s Survivor fails to deliver such Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Employee or the Employee’s Survivor upon delivery of such Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Shares from the Employee to the Company (or its designee) and to treat the Employee and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Employee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence. The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.8 The provisions of Sections 12.1, 12.2 and 12.3 shall terminate immediately prior to the consummation of a public offering of any of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the 1933 Act (a “Public Offering”) or Change of Control.

12.9 The Employee agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Employee is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Employee has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.10 The Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.11 All certificates representing the Shares to be issued to the Employee pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: “The shares represented by this certificate are subject to restrictions set forth in a Stock Option Agreement dated as of January 17, 2011 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

13. TAKE-ALONG AND BRING-ALONG.

13.1 In the event that the Parent or the members of the Parent (the “Members”) receive a bona fide offer from a third party or parties other than any Affiliate of the Parent (the “Buyer”) to purchase 50.1% or more of the shares of the Company’s Common Stock (or securities convertible into the Company’s Common Stock) owned by the Parent or membership interests of Parent owned by the Members (the “Take-Along Securities”), for a specified price payable in cash or otherwise and on specified terms and conditions (the “Take-Along Offer”), and the Parent or the Members, as applicable, propose to sell or otherwise transfer the Take-Along Securities to the Buyer pursuant to the Take-Along Offer, the Employee shall have the right to sell to the Buyer, at the same price per share of Common Stock proposed to be sold (directly or beneficially, as the case may be) and otherwise on the same terms and conditions as stated in the Take Along Offer, such number of Shares as is equal to the Take-Along Securities multiplied by the fully-diluted percentage beneficial ownership of the Company represented by the Shares then owned by the Employee. Parent shall take such steps as are reasonably necessary to give effect to the provisions of this Section 13.1 as applicable to the Members.

13.2 The Parent shall provide notice to the Employee stating the name of the Buyer, the terms of the Take-Along Offer and the period of time available to the Employee for notifying the Parent of its intent to participate in the sale (the “Notice Period”). The Parent shall, if reasonably possible, provide the Employee with a Notice Period of up to thirty (30) days, but in no event will the Parent provide the Employee with a Notice Period of less than ten (10) days. If the Employee wishes to participate in any sale pursuant to Section 13.1, the Employee shall notify the Parent in writing of such intention as soon as practicable after receipt of the notice from the Parent and in any event within the Notice Period. If the Parent does not receive such notice from the Employee within the Notice Period, the Parent shall be free to consummate the proposed transaction without any obligation to include the Employee’s Shares in such transaction.

13.3 The Employee, if participating in the Take-Along Offer, shall sell to the Buyer all, or at the option of the Buyer, any part of the Shares proposed to be sold by it at not less than the price and upon other terms and conditions, if any, not more favorable to the Buyer than those stated in the Take-Along Offer; provided, however, that any purchase of less than all of the Common Stock (or securities convertible into the Company’s Common Stock) of the Company by the Buyer shall be made from the Employee pro rata based upon the relative fully-diluted beneficial ownership of the Company represented by the Employee’s Shares.

13.4 In the event that (i) any person or group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) desires to acquire 50.1% or more of the capital stock of the Company or equity interests in the Parent, whether directly or indirectly, by way of sale, assignment or other transfer (in one transaction or a series of related transactions) or by way of merger, consolidation, combination, exchange or any similar transaction, (ii) the Parent, or its successor-in-interest, or the Members, as applicable, desire to so transfer such capital stock to such person or group and (iii) the Management Committee of the Parent approves such transaction and recommends it to the stockholders of the Company, the Employee agrees to sell, assign or transfer to, or exchange with, such third party on the terms offered by such third party, a percentage of the Shares owned by it equal to the percentage of the outstanding fully-diluted beneficial ownership of the Company being sold.

13.5 The Employee hereby agrees on behalf of itself and any permitted transferee or assignee of any Shares, to hold all of such Shares registered in its name subject to, and to vote such Shares as instructed by the Parent at any regular or special meeting (or by written consent in lieu thereof) of stockholders of the Company, for any purpose whatsoever, ordinary or extraordinary, including, without limitation, (i) amending or restating the Certificate of Incorporation or By-laws of the Company; (ii) approving any merger, consolidation, recapitalization, reorganization of the Company in which all holders of Common Stock are treated in the same manner or any sale, assignment or exchange of all or any part of the assets of the Company, and taking any and all action in connection therewith that may be properly taken by the stockholders of the Company; (iii) electing the directors of the Company and increasing or decreasing the number of directors constituting the entire board of directors of the Company; and (iv) approving any stock option or similar plan presented to the stockholders of the Company for approval.

13.6 The Employee hereby grants to the Parent a proxy coupled with an interest in all Shares owned from time to time by the Employee, which proxy shall be irrevocable until it terminates in accordance with the terms hereof, to vote all such Shares in the manner provided in Section 13.5.

13.7 The provisions of 13.1 through 13.6 of this Section 13 shall terminate upon the consummation of a Public Offering or Change of Control.

14. NO OBLIGATION TO EMPLOY.

The Company is not by the Plan or this Option obligated to continue the Employee as an employee of the Company or an Affiliate. The Employee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Employee’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

15. PORTION OF OPTION IS INTENDED TO BE AN ISO.

The parties each intend that the Option be an ISO to the extent of the maximum number of Shares granted under this Option that legally qualify as ISO’s, and that to the extent the Shares granted under this Option exceed the maximum number of Shares that may legally qualify as ISO’s, the Option granted herein shall be deemed to be an Option for Non-Qualified Options. The portion of the Option (plus any other outstanding incentive stock options granted to the Employee) that is an ISO is limited to the number of Shares which when first exercisable in any calendar year has a value (measured by the exercise price) that is no more than $100,000. The ISO portion of the Option is so that the Employee (or the Employee’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code. Any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO (other than as to the limit on the maximum number of Shares granted under this Option that may legally qualify as ISO’s), is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not to be an ISO, the Employee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-Qualified Option and not as an ISO. The Employee should consult with the Employee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

16. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option to the extent it is intended to qualify, and it legally qualifies, for ISO treatment. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the Option or (b) one year after the date the Employee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

17. NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company or Parent:

Toolrock Holding, Inc.
c/o Latrobe Specialty Steel Company
2626 Ligonier Street
Latrobe, PA 15650
Attn: Chief Financial Officer

If to the Employee:

B. Christopher DiSantis
8059 Long Forest Drive
Brecksville, OH 44141

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

18. GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in State of Delaware and agree that such litigation shall be conducted in the courts of Newcastle County, Delaware or the federal courts of the United States for the District of Delaware.

19. BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Subject to the provisions of the Plan and the other provisions hereof, the Employee may not assign his rights or obligations under this Agreement without the consent of the Company.

20. ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

21. SEVERABILITY.

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

22. AMENDMENTS, WAIVERS AND CONSENTS.

The terms and provisions of this Agreement may be amended, waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

23. DATA PRIVACY.

By entering into this Agreement, the Employee: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares covered by the Option and the administration of the Plan; (ii) waives any data privacy rights he may have with respect to such information for the sole purpose of facilitating the issuance of the Shares covered by the Option; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form. The Company agrees that the access to and use of the information in this Section 23 by the Company or any of its Affiliates shall be limited to authorized users for permitted purposes solely limited to the purpose of facilitating the issuance of the Shares covered by the Option.

24. CONSENT OF SPOUSE.

If the Employee is married as of the date of this Agreement, the Employee’s spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Employee marries or remarries subsequent to the date hereof, the Employee shall, not later than 60 days thereafter, obtain his new spouse’s acknowledgement of and consent to the existence and binding effect of Section 12.2 of this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit B.

25. EQUITABLE RELIEF

The Employee specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Shares by the Employee in violation of this Agreement, monetary damages may not be adequate to compensate the Company or the Parent, as applicable, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company and the Parent shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company or the Parent from pursuing any other remedies available to it for any such breach or threatened breach.

26. COUNTERPARTS

This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first above written.

TOOLROCK HOLDING, INC.

By:	/s/ Dale B. Mikus
Name: Dale B. Mikus
Title: Vice President and Chief Financial Officer

/s/ B. Christopher DiSantis
B. Christopher DiSantis

Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Unregistered Shares]

To:	Toolrock Holding, Inc.

Ladies and Gentlemen:

I hereby exercise my Option to purchase ___________ shares (the “Shares”) of the Non-Voting Common Stock, $0.01 par value, of Toolrock Holding, Inc. (the “Company”), at the exercise price of $2.82 per share, pursuant to and subject to the terms of that certain Stock Option Agreement between the undersigned and the Company dated as of January 17, 2011.

This exercise election shall be allocated between ISO and Non-Qualified Options as follows:

ISO Shares _______________________ and

Non-Qualified Option Shares _______________________.

I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I understand the terms and restrictions on the right to dispose of the Shares set forth in the 2006 Employee, Director and Consultant Stock Plan and the Stock Option Agreement, both of which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the stock certificate for the Shares (check one):

☐ to me; or

☐ to me and ________________, as joint tenants with right of survivorship and mail the certificate to me at the following address:

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Employee (signature)

Print Name

Date

Social Security Number

Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

[Form For Registered Shares]

TO:	Toolrock Holding, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Option to purchase _________ shares (the “Shares”) of the Non-Voting Common Stock, $0.01 par value, of Toolrock Holding, Inc. (the “Company”), at the exercise price of $ 2.82 per share, pursuant to and subject to the terms of that certain Stock Option Agreement between the undersigned and the Company dated as of January 17, 2011.

This exercise election shall be allocated between ISO and Non-Qualified Options as follows:

ISO Shares _______________________ and

Non-Qualified Option Shares _______________________.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship,

A-1

at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Employee (signature)

Print Name

Date

Social Security Number

A-2

Exhibit B

CONSENT OF SPOUSE

I, ____________________________, spouse of _____________________________, acknowledge that I have read the Stock Option Agreement dated as of January 17, 2011 (the “Agreement”) to which this Consent is attached as Exhibit B and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Shares granted to my spouse pursuant to the Agreement are subject to a right of repurchase in favor of Toolrock Holding, Inc. (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

I agree to the Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Shares by the Company and the sale of the Shares by my spouse or my spouse’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Shares by an outright bequest of the Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Shares as it would have had pursuant to the Agreement if I had acquired the Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the _______ day of ________________, 20__.

Print name:

B-1